EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-187566) of CurrencyShares® Canadian Dollar Trust of our reports dated January 14, 2015, with respect to the financial statements of CurrencyShares® Canadian Dollar Trust, and the effectiveness of internal control over financial reporting of CurrencyShares® Canadian Dollar Trust, included in this Annual Report (Form 10-K) for the year ended October 31, 2014.

/s/ Ernst & Young LLP

McLean, Virginia

January 14, 2015